Exhibit 10.1

ICON ENERGY CORP.

EQUITY INCENTIVE PLAN

AUGUST 2026

1.	PURPOSE OF PLAN

The purpose of this Equity Incentive Plan (the “Plan”) of Icon Energy Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), is to promote the success of the Company by providing equity-based and other incentive awards to selected employees and other eligible persons (as defined below) whose initiative and efforts are important to the successful conduct of the Company’s business. The Plan is intended to attract, retain, motivate and reward such persons, align their interests with those of the Company’s shareholders and enhance the long-term performance and value of the Company.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries or Affiliates (including any prospective officer or employee); (b) a director of the Company or one of its Subsidiaries or Affiliates (including any prospective director); or (c) a consultant or other service provider (including individuals who are employed by or provide services to any entity that is itself such a consultant or other service provider) to the Company or one of its Subsidiaries or Affiliates. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.

As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company; “Board” means the Board of Directors of the Company; and “Affiliate” means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. The term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise, in either case as determined by the Administrator.

3.	PLAN ADMINISTRATION

3.1	The Administrator

This Plan shall be administered by the Compensation Committee of the Board or any other committee appointed by the Board (within its delegated authority) to administer all or certain aspects of this Plan (the “Administrator”). Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted, to the extent permitted by applicable law. The Board or the Administrator may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its authority under this Plan, provided, however, that any such delegation shall be subject to, and shall not conflict with, the provisions of Section 3.5 of this Plan. The Board or the Administrator may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the organizing documents of the Company or applicable charter of any Administrator:

(a)	a majority of the members of the acting Administrator shall constitute a quorum, and

(b)
the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2	Powers of the Administrator

Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the time and price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	correct any defect, supply any omission and reconcile any inconsistency in this Plan or any award agreement (as defined below);

(d)
approve the forms of any award agreements (which need not be identical either as to type of award or among participants) and determine whether, and to what extent, and under what circumstances, awards may be settled or exercised in cash, shares, other securities, other awards or other property, and the methods by which awards may be settled or exercised;

(e)
construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(f)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(g)
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(h)
adjust the number of Common Shares (as defined below) and/or Preferred Shares (as defined below) subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

(i)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(j)
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(k)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, shares or other securities of equivalent value, or other consideration; and

(l)	determine the fair market value of the Common Shares and/or Preferred Shares awarded under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations

Any determination or other action taken by, or inaction of, the Company, any Subsidiary or Affiliate, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Company or any of its Subsidiaries or Affiliates, shall be liable for any damages of a participant should any award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3, to the extent applicable, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise for any tax or other liability imposed on a participant with respect to an award. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws (in each case, as amended and/or restated), as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons.

3.4	Reliance on Experts

In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries or Affiliates shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation

The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or Affiliates or to third parties. Notwithstanding the foregoing, no officer shall have authority to grant awards to directors of the Company or officers subject to Section 15 of the Exchange Act.

3.6	Option and SAR Repricing

Subject to Section 4 and Section 8.6.5, the Administrator, from time to time and in its sole discretion, may provide for:

(a)	the amendment of any outstanding share option or SAR (as defined below) to reduce the exercise price or base price of the award;

(b)	the cancellation, exchange, or surrender of an outstanding share option or SAR in exchange for cash or other awards (for the purpose of repricing the award or otherwise); or

(c)
the cancellation, exchange, or surrender of an outstanding share option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award. Notwithstanding the foregoing, the Administrator may not take any or all of the foregoing actions under this Section 3.6 (1) without the prior written consent of the grantee, to the extent such action could cause adverse tax consequences to the grantee under Section 409A or Section 457A of the Code or (2) without prior shareholder approval, to the extent such approval would be required to be obtained by the Company pursuant to the applicable rules of any applicable stock exchange on which the securities of the Company are then listed or applicable law.

4.	SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available

Subject to the provisions of Section 7.1, the shares that may be delivered under this Plan shall be shares of the Company’s authorized but unissued Common Shares and/or Preferred Shares that have not been reserved by the Company in connection with any outstanding options, warrants, convertible securities or other rights to acquire Common Shares and/or Preferred Shares, and any Common Shares and/or Preferred Shares held as treasury shares. For purposes of this Plan, “Common Shares” shall mean the common shares of the Company and “Preferred Shares” shall mean the preferred shares of the Company, in each case, and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits

The maximum number of shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Reserve”) is initially equal to 540,000 Common Shares and 3,200 Series A Cumulative Convertible Perpetual Preferred Shares. The Share Reserve shall automatically increase (but not decrease) to an amount equal to 15% of the outstanding Common Shares and Preferred Shares, respectively, on a fully diluted basis. Such increase, if any, shall occur automatically upon each issuance of securities by the Company unless the Administrator, in its sole discretion, deems an issuance to be excluded.

4.3	Share Limit Counting Rules, Awards Settled in Cash, Reissue of Awards and Shares

To the extent that an award granted under this Plan is settled in cash or a form other than Common Shares or Preferred Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that Common Shares or Preferred Shares are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the share limits of this Plan and shall be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries or Affiliates to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan.

4.4	No Fractional Shares; Minimum Issue

Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator shall determine whether cash, additional awards or other securities or property shall be issued or paid in lieu of fractional Common Shares or Preferred Shares or whether any fractional shares should be rounded, forfeited or otherwise eliminated. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1	Type and Form of Awards

The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries or Affiliates. The types of awards that may be granted under this Plan are:

5.1.1
Share Options. A share option is the grant of a right to purchase a specified number of Common Shares or Preferred Shares during a specified period as determined by the Administrator. The maximum term of each option shall be ten (10) years. The per share exercise price for each option shall be no less than the greater of (a) 100% of the fair market value of a Common Share or Preferred Share, as applicable, on the date of grant of the option and (ii) the par value of such Common Share or Preferred Share. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2
Share Appreciation Rights. A share appreciation right ( a “SAR”) is a right to receive a payment, in cash and/or Common Shares and/or Preferred Shares, equal to the excess of the fair market value of a specified number of Common Shares or Preferred Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be determined by the Administrator and set forth in the applicable award agreement and shall not be less than the greater of (a) 100% of the fair market value of a Common Share or Preferred Share, as applicable, on the date of grant of the SAR and (b) the par value of such Common Share or Preferred Share. The maximum term of a SAR shall be ten (10) years.

5.1.3	Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include:

(a)
stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares or Preferred Shares, as applicable, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof;

(b)	any similar securities with a value derived from the value of or related to the Common Shares or Preferred Shares, as applicable, and/or returns thereon; or

(c)	cash awards.

The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan.  In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture provisions and other terms and conditions as the Administrator shall deem appropriate and as shall be set forth in the award agreement (defined below).

5.2	Award Agreements

Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3	Deferrals and Settlements

Payment of awards may be in the form of cash, Common Shares, Preferred Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4	Consideration for Common Shares, Preferred Shares or Other Awards

The purchase price (if any) for any award granted under this Plan or the Common Shares or Preferred Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)	services rendered or to be rendered by the recipient of such award;

(b)	cash, check payable to the order of the Company, or electronic funds transfer;

(c)	notice and third party payment in such manner as may be authorized by the Administrator;

(d)	the delivery of previously owned Common Shares or Preferred Shares;

(e)	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

(f)
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Common Shares and/or Preferred Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company. The Administrator may take all actions necessary to alter the method of option exercise and the exchange and transmittal of proceeds with respect to participants resident in a foreign country not having permanent residence in a country other than such country in order to comply with such country’s applicable laws and regulations, including, without limitation, foreign exchange, securities and tax laws and regulations. The Company shall not permit any Common Shares or Preferred Shares to be issued pursuant to awards granted under the Plan unless such Common Shares and Preferred Shares are fully paid and non-assessable under applicable law.

5.5	Definition of Fair Market Value

For purposes of this Plan, if the Common Shares or Preferred Shares, as applicable, are listed and actively traded on an internationally recognized securities exchange (the “Exchange”), then unless otherwise determined or provided by the Administrator in the circumstances, “fair market value” shall mean the closing price (in regular trading) for a Common Share or Preferred Share, as applicable, as reported on the Exchange on which the Common Shares or Preferred Shares, as applicable, are listed for the date in question or, if no sales of Common Shares or Preferred Shares, as applicable, were reported on the Exchange on that date, the closing price (in regular trading) for a Common Share or Preferred Share, as applicable, as reported by the Exchange on which the Common Shares or Preferred Shares, as applicable, are listed for the next preceding day on which sales of Common Shares or Preferred Shares were reported.

The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a Common Share or Preferred Share, as applicable, as reported by the Exchange on the last day preceding the date in question or the average of high and low trading prices of a Common Share or Preferred Share, as applicable, as reported by the Exchange for the date in question or the most recent trading day. In the absence of an established market for the Common Shares or Preferred Shares, as applicable, of the type described above as of the applicable date, the fair market value of the Common Shares or Preferred Shares, as applicable, shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions

5.6.1
Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2
Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Company (for example, in connection with the expiration or termination of the award);

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator;

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or

(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7	Grants to Directors

Notwithstanding anything to the contrary contained herein, for so long as prohibited by the Marshall Islands Business Corporations Act, no committee of the Board shall grant awards to directors of the Company for serving on the Board or any committee thereto. In such a case, the determination of any awards to directors of the Company for serving on the Board or any committee thereto shall be made by the Board (and not any committee thereof) and the Board may, in its sole discretion, at any time and from time to time, grant such awards.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General

The Administrator shall establish the effect (if any) of a termination of employment or consultancy/service relationship, or dismissal from the Board, on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of such termination or dismissal and type of award. If the participant is not an employee of the Company or one of its Subsidiaries or Affiliates, is not a member of the Board, and provides other services to the Company or one of its Subsidiaries or Affiliates, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries or Affiliates and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service

Unless the express policy of the Company or one of its Subsidiaries or Affiliates, as applicable, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment or consultancy/service relationship shall not be considered terminated in the case of (a) medical leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries or Affiliates, as applicable, or the Administrator; provided that, unless reemployment or reestablishment of service upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee, consultant, or service provider of the Company or one of its Subsidiaries or Affiliates on an approved leave of absence, continued vesting of the award while on leave from the employ of or service to the Company or one of its Subsidiaries or Affiliates may be suspended until the employee, consultant, or service provider, as applicable, returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3	Effect of Change of Subsidiary or Affiliate Status

For purposes of this Plan and any award, if an entity ceases to be a Subsidiary or Affiliate of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary or Affiliate who does not continue as an Eligible Person in respect of the Company or another Subsidiary or Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status unless, in the case of a Subsidiary, the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments

Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares or Preferred Shares; or any exchange of Common Shares or Preferred Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares or Preferred Shares; then the Administrator shall equitably and proportionately adjust

(a)
the number and type of Common Shares or Preferred Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan);

(b)	the number, amount and type of Common Shares or Preferred Shares (or other securities or property) subject to any outstanding awards;

(c)	the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or

(d)
the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions - Assumption and Termination of Awards

Upon any event in which the Company does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities or other reorganization, or a sale of all or substantially all of the business, shares or assets of the Company, in any case in connection with which the Company does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares or Preferred Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award):

(a)
unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all restricted shares then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and

(b)
each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share or Preferred Share, as applicable, subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Company for each Common Share or Preferred Share, as applicable, sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share or Preferred Share, as applicable, in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the shareholders participating in the event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules

The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve.

8.	OTHER PROVISIONS

8.1	Compliance with Laws

This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, Preferred Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries or Affiliates, provide such assurances and representations to the Company or one of its Subsidiaries or Affiliates as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award

No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract

Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries or Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries or Affiliates to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded

Awards payable under this Plan shall be payable in shares or from the general assets of the Company. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares and/or Preferred Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries or Affiliates by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries or Affiliates and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5	Tax Withholding

Upon any exercise, vesting, or payment of any award, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Company shall be made to provide for any taxes the Company or any of its Subsidiaries or Affiliates may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)
The Company or one of its Subsidiaries or Affiliates shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries or Affiliates may be required to withhold with respect to such award event or payment.

(b)
The Company or one of its Subsidiaries or Affiliates shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries or Affiliates may be required to withhold with respect to such award event or payment.

(c)
In any case where a tax is required to be withheld in connection with the delivery of Common Shares or Preferred Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments

8.6.1
Effective Date. This Plan is effective as of August 11, 2026, the date of its approval by the Board (the “Effective Date”). Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2
Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3	Shareholder Approval. To the extent then required by applicable law, any amendment to this Plan shall be subject to shareholder approval.

8.6.4
Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.

8.6.5
Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Share Ownership

Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares or Preferred Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability

8.8.1
Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of New York, notwithstanding any conflict of law provision to the contrary.

8.8.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9	Captions

Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Share-Based Awards in Substitution for Share Options or Awards Granted by Other Entity

Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, SARs, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries or Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries or Affiliates, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries or Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Reserve or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan

Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares or Preferred Shares, under any other plan or authority.

8.12	No Corporate Action Restriction

The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Company or any Subsidiary or Affiliate (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittee), as the case may be) to make or authorize:

(a)	any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary or Affiliate;

(b)	any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate;

(c)	any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the capital shares (or the rights thereof) of the Company or any Subsidiary or Affiliate;

(d)	any dissolution or liquidation of the Company or any Subsidiary or Affiliate;

(e)	any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary or Affiliate;

(f)	any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation); or

(g)	any other corporate act or proceeding by the Company or any Subsidiary or Affiliate.

No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary or Affiliate, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13	Other Company Benefit and Compensation Programs

Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company, any Subsidiary, or any Affiliate, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements or authority of the Company or its Subsidiaries or Affiliates.

8.14	Forfeiture; Clawback Policy

The awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback, or recovery policy (or other similar policy) as it may be in effect from time to time, as well as any similar provisions of applicable law and of the applicable award agreement. In addition, the Administrator may, in its sole discretion, specify in the applicable award agreement that any realized gain with respect to options or stock appreciation rights and any realized value with respect to other awards shall be subject to forfeiture or clawback in the event of (a) a grantee’s termination for cause, (b) a grantee’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or any Subsidiary or Affiliate, (c) a grantee’s breach of any employment or consulting/service agreement with the Company or any Subsidiary or Affiliate, or (d) a financial restatement that reduces the amount of compensation under the Plan previously awarded to a grantee that would have been earned had results been properly reported.